Exhibit 99.1

Ocean Power Technologies, Inc.

Announces Third Quarter Fiscal 2024 Results

Continued Growth in Pipeline, Revenue, and Gross Profit Reported

MONROE TOWNSHIP, N.J., March 13, 2024 (GLOBE NEWSWIRE) - Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NYSE American: OPTT), today announced financial results for its fiscal third quarter ended January 31, 2024 (“Q324”), including year over year revenue, gross profit, and pipeline growth.

Financial Highlights from the third quarter:

●	The Company’s pipeline at January 31, 2024 (“Q324”) was approximately $77 million, representing a 5.5x year-over-year increase over the pipeline of approximately $14 million at January 31, 2023. The Company’s pipeline continues to grow, reflecting a significant increase in defense and security activity as well as an expansion of commercial opportunities.
●	The gross margin rate was 45.4% and 18.5%, for the quarters ended Q324 and Q323, respectively. The gross margin rate was 49.7% and 21.1%, for the nine months ended January 31, 2024, and 2023, respectively.
●	In December 2023, the Company received a letter subcontract for up to $6.5 million from a U.S. based prime contractor for multiple maritime domain awareness buoys advancing its commitment to national security and intelligence. This collaboration between OPT and the prime contractor will focus on providing multidomain marine solutions in support of U.S. government agencies. OPT believes that its PowerBuoy’s® will play a pivotal role in enhancing surveillance capabilities above and below the waterline, contributing significantly to maritime domain awareness initiatives.
●	In conjunction with the Company’s path to profitability, in November 2023, OPT announced that it has substantially completed its research and development phase and is primarily focused on commercial activities. This pivot to commercial activities has enabled a reduction and reallocation of headcount and a material reduction in third-party expenditures. As a result, the majority of the Company’s employees are now dedicated to customer delivery.

Recent Operational and Other Highlights:

●	In February 2024, the Company received funding from the Naval Postgraduate School in Monterey, California, for the deployment of a PowerBuoy® in Monterey Bay, California. The PowerBuoy®, integrating OPT’s Maritime Domain Awareness System (MDAS) along with cutting-edge Satellite communication and AT&T 5G technology, will demonstrate its persistent surveillance and communications capacities in a maritime environment.
●	In February 2024, the Company received multiple orders for fully integrated WAM-V Unmanned Surface Vehicles (USVs) totaling over $1.25 million. These recent commercial orders come from clients in Latin America, highlighting the wide-ranging capabilities and applications of the WAM-V USVs.
●	In January 2024, the Company was awarded approximately $1.2 million under the New Jersey Economic Development Authority (NJEDA) 2023 Technology Business Tax Certificate Transfer Program, commonly known as the Net Operating Loss (NOL) Program. This program enables technology and life sciences businesses in New Jersey to sell a percentage of their New Jersey net operating losses and unused research and development (R&D) tax credits to unrelated profitable corporations for cash. OPT takes part in the NJEDA NOL program annually and this funding represents a significant resource as the Company continues to make progress on its previously announced path to profitability. Payment was received by the Company in March 2024.

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Management Commentary – Philipp Stratmann, OPT’s President and Chief Executive Officer

“We continue to make progress on our path towards profitability as evidenced by the continued growth in our pipeline, revenues, and gross margin. Our efforts to increase our backlog and revenues in the defense and national security industry are paying off. Our recent contract wins with large government prime contractors enable us to provide autonomous vehicles and renewable energy buoys to various U.S. Government Agencies. In addition to these contract wins, we continue to deliver for our commercial customers, especially in the fields of autonomous survey operations, enabling them to lower costs and carbon emissions. Our geographic footprint continues to expand and we are seeing significant opportunities for growth in Latin America. The substantial cessation of our R&D efforts earlier in this quarter, is starting to lead to a reduction in payroll and engineering related expenditures, and the refocusing of the team towards execution is supporting our stated revenue growth. We continue to explore opportunities that will accelerate shareholder value generation as we execute our stated strategy, including cost optimization, accelerated revenue growth, partnerships, or other mechanisms.

FINANCIAL HIGHLIGHTS – Q324

Income Statement:

●	Revenues for Q324 were $1.8 million, compared to $0.7 million in Q323. Revenues for the nine months ended January 31, 2024, were $4.0 million, compared to $1.8 million for the nine months ended January 31, 2023. This growth was driven by sales of WAM-V autonomous vehicles, revenue from our previously announced contract with the Department of Energy (“DOE”) and strategic consulting services.
●	Gross profit for Q324 was $0.8 million, as compared to a gross profit of $0.1 million in Q323. Gross profit for the nine months ended January 31, 2024, was $2.0 million, as compared to a gross profit of $0.4 million for the nine months ended January 31, 2023. The improvement in gross margin has been driven by the Autonomous Vehicles business, primarily through an increase in our higher margin WAM-V leasing business, and our strategic consulting services.
●	Operating expenses were $8.6 million in Q324, materially in-line with the second quarter of fiscal 2024 from and up from $6.8 million in Q323. Operating expenses were $24.6 million for the nine months ended January 31, 2024, up from $19.5 million for the nine months ended January 31, 2023. The Company has incurred one-time, non-recurring expenses of approximately $3.2 million year to date for fiscal 2024 to defend against the actions of Paragon Technologies, Inc. (“Paragon”) to attain control of the Company without following applicable legal requirements. Among other things, Paragon initiated extensive litigation against the Company in Delaware, challenging the Company’s position that Paragon must adhere to such requirements, and the Court ruled against Paragon. In addition, Paragon subsequently attempted to prevent the Company from achieving the necessary quorum to hold its Annual Meeting of Stockholders that resulted in further significant costs to the Company.
●	Net loss was $6.5 million for the Q324, as compared to a net loss of $6.1 million for the Q323. Net loss was $20.8 million for the nine months ended January 31, 2024, compared to a net loss of $16.8 million for the nine months ended January 31, 2023. The year over year increases in net loss were primarily driven by the Paragon expenses noted above.

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Balance Sheet and Cash Flow

●	Combined cash, restricted cash, cash equivalents and short-term investments as of January 31, 2024, was $9.3 million, compared to $41.1 million at January 31, 2023.
●	Bank debt remained at $0 as of January 31, 2024.
●	Net cash used in operating activities for the nine months ended Q324 was $24.7 million, compared to $16.1 million for the same period in the prior year. This reflects the net loss noted above, payment of the earnout related to our autonomous vehicles business as a result of this business exceeding our expectations, investment in inventory to satisfy growing backlog, payment of employment bonuses that were accrued during fiscal year 2023 and incurrence of Paragon related expenses as noted above.

Conference Call & Webcast

As announced on February 21, 2024, a conference call to discuss OPT’s financial results will be held tomorrow morning, Thursday, March 14, 2024, at 9:00 a.m. Eastern Standard Time. Philipp Stratmann, CEO, Bob Powers, CFO, and Joseph DiPietro, Treasurer and Controller, will host the call.

●	The dial-in numbers for the conference call are 877-407-8291 or 201-689-8345.

●	Live Webcast: Webcast | Ocean Power Technologies FY2024 Q3 Earnings Conference Call (choruscall.com)

●	Call Replay: Will be available by telephone approximately two hours after the call’s completion.

●	You may access the replay by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers and using the Conference ID 13742581.

About Ocean Power Technologies

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is located in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

Non-GAAP Measures: Pipeline

Pipeline is not a term recognized under United States generally accepted accounting principles; however, it is a common measurement used in our industry. Our methodology for determining pipeline may not be comparable to the methodologies used by other companies. Pipeline is a representation of the journey potential customers take from the moment they become aware of our products and service to the moment they become a paying customer. The sales pipeline is divided into a series of phases, each representing a different milestone in the customer journey. It is a tool we use to track sales progress, identify potential roadblocks, and make data-driven decisions to improve our sales performance. Revenue estimates derived from our pipeline can be subject to change due to project accelerations, cancellations or delays due to various factors. These factors can also cause revenue amounts to be realized in periods and at levels different than originally projected.

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Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Financial Tables Follow

Additional information may be found in the Company’s Quarterly Report on Form 10-Q that has been filed with the U.S. Securities and Exchange Commission. The Form 10-Q is accessible at www.sec.gov or the Investor Relations section of the Company’s website (www.OceanPowerTechnologies.com/investor-relations).

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com

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Ocean Power Technologies, Inc., and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share data)

	January 31, 2024	April 30, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,720	$6,883
Short term investments	4,377	27,790
Restricted cash, short-term	154	65
Accounts receivable	625	745
Contract assets	281	152
Inventory	3,460	1,044
Other current assets	3,927	994
Total current assets	17,544	37,673
Property and equipment, net	2,217	1,280
Intangibles, net	3,656	3,978
Right-of-use assets, net	2,610	1,751
Restricted cash, long-term	—	155
Goodwill	8,537	8,537
Total assets	$34,564	$53,374
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,466	$952
Earnout payable	—	1,500
Accrued expenses	2,991	2,346
Contingent liabilities	1,085	1,202
Right-of-use liabilities, current portion	625	529
Contract liabilities	868	1,378
Total current liabilities	7,035	7,907
Deferred tax liability	203	203
Right-of-use liabilities, less current portion	2,065	1,311
Total liabilities	9,303	9,421
Commitments and contingencies (Note 14)
Shareholders’ Equity:
Preferred stock, $0.001 par value; authorized 5,000,000 shares, none issued or outstanding; 100,000 designated as Series A	—	—
Common stock, $0.001 par value; authorized 100,000,000 shares, issued 59,551,090 shares and 56,304,642 shares, respectively; outstanding 59,463,073 shares and 56,263,728 shares, respectively	59	56
Treasury stock, at cost; 88,017 shares and 40,914 shares, respectively	(368)	(355)
Additional paid-in capital	326,472	324,393
Accumulated deficit	(300,857)	(280,096)
Accumulated other comprehensive loss	(45)	(45)
Total shareholders’ equity	25,261	43,953
Total liabilities and shareholders’ equity	$34,564	$53,374

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Ocean Power Technologies, Inc., and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended January 31,		Nine months ended January 31,
	2024	2023	2024	2023

Revenues	$1,792	$734	$3,953	$1,752
Cost of revenues	979	598	1,989	1,382
Gross margin	813	136	1,964	370

Operating expenses	8,551	6,820	24,648	19,546
(Gain)/loss from change in fair value of consideration	(33)	373	(117)	154
Operating loss	(7,705)	(7,057)	(22,567)	(19,330)

Interest income, net	151	229	760	604
Other income, proceeds from insurance claim	—	458	—	458
Other income, employee retention credit	—	—	—	1,202
Loss on disposition of assets	(210)	—	(210)	—
Foreign exchange gain	1	2	2	2
Loss before income taxes	(7,763)	(6,368)	(22,015)	(17,064)
Income tax benefit	1,254	278	1,254	278
Net loss	(6,509)	(6,090)	(20,761)	(16,786)
Basic and diluted net loss per share	$(0.11)	$(0.11)	$(0.35)	$(0.30)
Weighted average shares used to compute basic and diluted net loss per common share	58,865,898	55,966,672	58,790,160	55,918,284

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Ocean Power Technologies, Inc., and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	Nine months ended January 31,
	2024	2023

Cash flows from operating activities:
Net loss	$(20,761)	$(16,786)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of fixed assets	286	157
Foreign exchange gain	2	—
Amortization of intangible assets	114	119
Amortization of right of use assets	388	230
(Accretion of discount)/amortization of premium on investments	(277)	198
Change in contingent consideration liability	(117)	154
Stock based compensation	803	911
Loss on disposition of assets	210	—
Changes in operating assets and liabilities:
Accounts receivable	120	(224)
Contract assets	(129)	293
Inventory	(2,416)	(995)
Other assets	(2,933)	(1,530)
Accounts payable	512	(314)
Earnout payable	(500)	—
Accrued expenses	894	747
Right-of-use liabilities	(397)	(254)
Contract liabilities	(510)	1,205
Net cash used in operating activities	$(24,711)	$(16,089)
Cash flows from investing activities:
Redemptions of short term investments	31,625	49,584
Purchases of short term investments	(7,935)	(30,402)
Purchases of property and equipment	(1,224)	(302)
Net cash provided by investing activities	$22,466	$18,880
Cash flows from financing activities:
Cash paid for tax withholding related to shares withheld	(13)	(14)
Proceeds from issuance of common stock - Cantor At The Market offering, net of issuance costs	$29	$—
Net cash provided by/(used in) financing activities	$16	$(14)
Net (decrease) / increase in cash, cash equivalents and restricted cash	$(2,229)	$2,777
Cash, cash equivalents and restricted cash, beginning of period	$7,103	$8,362
Cash, cash equivalents and restricted cash, end of period	$4,874	$11,139

Supplemental disclosure of noncash investing and financing activities:
Common stock issued related to bonus and earnout payments	$1,250	$—
Operating right of use asset obtained in exchange for operating lease liability	$1,247	$—

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